UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 16, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 8.01            Other Events.

On June 16, 2006, Wave Systems Corp. announced that it has filed a preliminary proxy statement with the SEC for a special meeting to be held on July 24, 2006 seeking stockholder approval permitting its board to implement a reverse stock split of Wave’s common stock as part of a plan to regain compliance with the Nasdaq National Market’s $1 minimum closing bid price continued listing requirement. This announcement was made via a press release entitled “Wave to Seek Shareholder Approval of Reverse Stock Split with the Objective of Achieving Compliance with Nasdaq National Market Listing Requirements”. A copy of this press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

Item 9.01            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit 99.1	Press release, dated June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release, dated June 16, 2006.